UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report: December 5, 2006

Date of earliest event reported: December 1, 2006

ENERGY TRANSFER PARTNERS, L.P.

(Exact name of registrant as specified in its charter)

Delaware	1-11727	73-1493906
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2838 Woodside Street

Dallas, Texas 75204

(Address of principal executive offices) (Zip Code)

(214) 981-0700

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01 Completion of Acquisition or Disposition of Assets.

On December 1, 2006, Energy Transfer Partners, L.P. (the “Partnership”) issued a press release announcing that it had completed its acquisition of Transwestern Pipeline Company, LLC (“Transwestern”). The acquisition was completed through a series of transactions, beginning on November 1, 2006, when the Partnership acquired all of the outstanding Class B membership interests (representing a 50% ownership interest) of CCE Holdings, LLC (“CCEH”) from GE Financial Services and certain other investors. On December 1, 2006, CCEH redeemed the Partnership’s 50% ownership interest in CCEH in exchange for 100% ownership of Transwestern. The series of transactions were valued at a total of $1.465 billion. The Partnership funded a portion of the Transwestern acquisition through its issuance to Energy Transfer Equity, L.P. on November 1, 2006 of 26,086,957 Class G Units, representing limited partner interests, in exchange for a cash contribution of $1.2 billion.

Transwestern’s primary asset is the Transwestern Pipeline, a 2,500 mile interstate natural gas pipeline system connecting supply areas in the San Juan Basin in southern Colorado and northern New Mexico, the Anadarko Basin in the Mid-continent and the Permian Basin in west Texas to markets in the Midwest, Texas, Arizona, New Mexico and California. The Transwestern Pipeline interconnects with the Partnership’s existing intrastate pipelines in west Texas and to other interstate and intrastate pipelines located in west Texas.

Item 9.01 Financial Statements and Exhibits.

(a) Financial statements of businesses acquired. The financial statements required in connection with the business acquisition described in Item 2.01 will be filed within seventy-one (71) days of the date this Report on Form 8-K is required to be filed.

(b) Pro forma financial information. The pro forma financial information required in connection with the business acquisition described in Item 2.01 will be filed within seventy-one (71) days of the date this Report on Form 8-K is required to be filed.

(d) Exhibits. The following exhibits are being filed herewith:

Exhibit Number 99.1 – Press Release dated December 1, 2006.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Energy Transfer Partners, L.P.

	By:	Energy Transfer Partners GP, L.P., General Partner
	By:	Energy Transfer Partners, L.L.C., General Partner

Date: December 5, 2006	By:	/s/ Ray C. Davis
Ray C. Davis
Co-Chief Executive Officer

	By:	/s/ Kelcy L. Warren
Kelcy L. Warren
Co-Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press Release dated December 1, 2006.